Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

MORRISON & FOERSTER LLP

BEIJING, BERLIN, BRUSSELS,
DENVER, HONG KONG, LONDON,
LOS ANGELES, NEW YORK,
NORTHERN VIRGINIA, PALO ALTO,
SAN DIEGO, SAN FRANCISCO, SHANGHAI,
SINGAPORE, TOKYO, WASHINGTON, D.C.

January 10, 2018

General Cannabis Corp

6565 E. Evans Avenue

Denver, Colorado 80224

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to General Cannabis Corp, a Colorado corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale, pursuant to Rule 415 of the Securities Act, of up to 9,680,574 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of 4,401,374 shares held by the selling stockholders and 5,279,200 shares issuable upon the exercise of certain warrants by the Company’s selling stockholders (the “Warrants”) in accordance with the terms set forth in in the Registration Statement.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, if and when issued in upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP